UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events.

On January 15, 2019, the Board of Directors (the “Board”) of Twinlab Consolidated Holdings, Inc. (“Twinlab” or the “Company”) formed a special committee of the Board (the “Special Committee”) and appointed Messrs. David Still and Anthony Zolezzi as its only members. The Special Committee was formed for the purpose of reviewing and negotiating the terms and fairness of a potential transaction involving the restructuring of certain obligations owed to Little Harbor, LLC, Great Harbor Capital, LLC and Golisano Holdings LLC, as well as certain of the Company’s outstanding warrants. Those entities are related to certain Company directors, executive officers or stockholders owning 5% or more of the Company’s outstanding common stock. The Board will not approve or authorize any potential transaction without the recommendation of the Special Committee. The Special Committee has wide discretion and may retain legal, financial and other advisors to assist the Special Committee in its review and consideration of a potential transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: January 22, 2019	By:	/s/ Anthony Zolezzi
Anthony Zolezzi
Chief Executive Officer, President and Director